UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020 (June 29, 2020)

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
6.25% Notes due 2022	HTFA	The New York Stock Exchange

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2020, Horizon Technology Finance Corporation (the “Company”) through its wholly owned subsidiary, Horizon Credit II LLC (“Credit II”), entered into an amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of November 4, 2013 (the “Credit Facility”) with KeyBank National Association. The Amendment, among other things, (1) extended the draw period of the Credit Facility to September 30, 2021, (2) replaced Cadence Bank NA with Hitachi Capital America (by way of merger with State Bank and Trust Company) as a lender under the Credit Facility, (3) increased the LIBOR rate floor from 0.75% to 1.00% and (4) provided a mechanism to determine a successor reference rate to LIBOR if, among other things, LIBOR becomes unavailable or is generally replaced as a benchmark interest rate in the market.

The description of the documentation related to the Credit Facility contained in this Current Report on Form 8-K is only a summary of the material terms of the Amendment and is qualified in its entirety by the terms of the Amendment filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Seventh Amendment to the Amended and Restated Loan and Security Agreement, dated as of June 29, 2020, among Horizon Credit II LLC, as borrower, the Lenders party thereto, and KeyBank National Association, as arranger and agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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